Exhibit 99.2

PRESS RELEASE

Dick’s Sporting Goods Announces Strategic Investment in JJB Sports plc

PITTSBURGH, Pa., April 4, 2012 - Dick’s Sporting Goods, Inc. (NYSE: DKS) announced today that it has agreed to make a £20 million strategic investment in JJB Sports plc, a leading U.K. sports retailer.

Under the terms of the agreement, Dick’s Sporting Goods will purchase £18.75 million in junior secured convertible notes and £1.25 million in ordinary shares of JJB Sports, subject to the approval of JJB’s shareholders. In addition, Dick’s has been granted the option to purchase an additional £20 million in junior secured convertible notes of JJB in connection with a follow-on financing expected to take place in the first fiscal quarter of 2013. Subject to certain conditions, the notes are convertible into ordinary shares of JJB Sports at Dick’s election. Upon full conversion of the notes, Dick’s would become a controlling shareholder of JJB. Certain current shareholders of JJB are also expected to participate in the 2012 and 2013 financings through the subscription for £10 million and £5 million, respectively, of additional ordinary shares of JJB.

In conjunction with its investment in JJB Sports, Dick’s will be entitled to nominate up to two non-executive directors to serve on the Board of JJB. Dick’s will also be entitled to Board observer rights under certain circumstances.

“This is an exciting strategic investment that provides us with a valuable introduction into the workings of the United Kingdom sporting goods market from an established company that shares our commitment to serving the needs of core athletes,” said Edward W. Stack, Chairman and CEO. “By partnering with JJB, we will be positioned to share our more than 60 years of operating experience in the United States while gaining insight into the specific needs of U.K. athletes, which will serve as a stepping stone for our company’s future growth and development.”

“Our alliance with Dick’s, along with the support of our current shareholders and key vendors, gives JJB a significant capital infusion, which we will use to restructure our business, refresh and refit our stores, and build our position as one of the U.K.’s market-leading sporting goods stores,” said Keith Jones, CEO of JJB Sports. “As we pursue these initiatives, we also look forward to drawing on Dick’s valuable intellectual capital, which is backed by extensive experience in serving core athletes in the U.S. market.”

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of April 4, 2012, the Company operated more than 480 Dick’s Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors.  The Company’s website is not part of this release.

About JJB Sports plc

JJB Sports plc (JJB: LSE) is one of the U.K.’s leading sports retailers. The Group, headquartered in Wigan and listed on the AIM, currently trades from over 180 JJB branded retail stores in the U.K. and Ireland and employs over 3,600 people. Further information about the Group can be found on the Group’s corporate website, www.jjbcorporate.co.uk.

JJB Analyst Call

JJB Sports plc will be hosting a call for its analysts at 9:00 a.m. BST on April 5, 2012. The call can be accessed via webcast at http://www1.axisto.co.uk/webcasting/investis/jjb/jjb-announcement/. JJB Sports’ investor presentation and website are not part of this release.  Statements made by JJB Sports are not verified or adopted by Dick’s, and are made as of the date of the presentation.  Dick’s assumes no duty to verify or update the information provided in JJB Sports’ investor presentation or on its website.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements include, among other things, statements about our future expectations regarding the completion of Dick’s investment in JJB Sports, a follow-on financing by JJB Sports, whether or not Dick’s will convert the notes into ordinary shares of JJB Sports, participation by current shareholders of JJB Sports in the 2012 and 2013 financings, Dick’s ability to gain insight into the U.K. sporting goods market, whether the investment by Dick’s in JJB Sports will serve as a stepping stone for Dick’s future growth and development, the restructure of JJB Sports’ business or the refresh or refit of its stores, or whether JJB Sports can become a market-leading sports retailer.

The following factors, among others, could cause actual results from Dick’s investment in JJB Sports to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: the ability of JJB Sports to execute on its turnaround plan; continuation of the ongoing economic and financial downturn in the U.K. and other changes in macroeconomic factors or market conditions that impact consumer spending in the U.K.; changes in the general economic and business conditions in the U.K. and in the specialty retail or sporting goods industry in particular; costs and risks associated with increased or changing laws and regulations affecting JJB Sports’ business; the impact of foreign instability and conflict; the support of shareholders and other stakeholders of JJB Sports in connection with the 2012 and 2013 financings, as well as other factors.

We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

Contact

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

(724) 273-3400

investors@dcsg.com